Exhibit 10.124

LOAN AGREEMENT

BRIDGELINE CAPITAL VENTURES

Securitisation Fund

Organised Under the Laws of Luxembourg

On behalf of its Compartment: BCV BCV Renew Earth

RCS: K2157

Legal Entity Identifier LEI (Securitisation Fund): 549300S93SM1WYXIJ424

DATED: as of 10th November 2025

by and between

Safe & Green Development Corp

EIN identity code no 87-1375590,

a corporation organized under the Corporation Law of the State of Delaware, USA, with its registered office at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of Newcastle 19801 and to be renamed RenX Enterprises Corp. following its acquisition of Resource Group US Holdings LLC.

(The Borrower)

AND

Bridgeline Capital Ventures

2, Place de Strasbourg, L-2562 Luxembourg

Registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg), RCS number K2157. Acting on behalf of its compartment BCV Renew Earth Series 1125 and represented by Bridgeline Capital Partners a Luxembourg Société anonyme, having its registered office at registered 2, Place de Strasbourg, 2562 Luxembourg, and registered with the RCS under the number B259246, acting in its capacity of management company ( the “Management Company”).

(The Issuer)

Bridgeline Capital Partners S.A.
Registered office at 2, place de Strasbourg, 2562 Luxembourg	Page | 1

TABLE OF CONTENTS

Table of Contents

Whereas	3

Definitions	3

Loan	4

Purpose	4

Conditions Precedent	5

Disbursement	5

Repayment	5

Interest	6

Loan Security	6

Taxes	7

Representations	7

Information Undertakings	8

General Undertakings	8

Events of Default	9

General Provisions	11

Applicable Law and Place of Jurisdiction	13

Annex 1 – Conditions Precedent	15

Annex 2 - Collateral	16

Bridgeline Capital Partners S.A.
Registered office at 2, place de Strasbourg, 2562 Luxembourg	Page | 2

Whereas

A.	The Issuer is an unregulated securitisation fund (fonds de titrisation) governed by the laws of the Grand Duchy of Luxembourg, subject to the Luxembourg act dated 22 March 2004 on securitisation, as amended (the Securitisation Act 2004), and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under RCS number K2157. Acting on behalf of its compartment BCV Renew Earth Series 1125 (the “Compartment”), represented by the Management Company, to grant loans financed by the issuance of notes referencing such loans.

B.	The Issuer intends to issue via the Compartment debt securities under a a credit-linked note program, whose the conditions are detailed in a Terms and Conditions document, the (“Issuance”).

C.	The Borrower is a real estate development and environmental solutions company incorporated under the Corporation Law of the State of Delaware, USA, with its registered office at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of Newcastle 19801.

D.	The Issuer intends to provide the Borrower with a loan, subject to the terms and conditions set forth in this loan agreement.

Now, therefore, the parties hereto agree as follows:

Definitions

Capitalized terms used in this Agreement have the meanings assigned to them here below.

Agreement means this loan agreement.

Alternative Collateral has the meaning ascribed in section “Loan Security”.

Business Day means any day (other than a Saturday or Sunday) on which banks are open for general business at the place of business of the Borrower and in the Grand Duchy of Luxembourg.

Default means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under this Agreement, lapse of time or any combination of any of the foregoing) be an Event of Default.

Compartment has the meaning ascribed in the recitals.

Denomination(s) means the notes will be issued in such denomination(s) of $1’000.

Early Repayment Date has the meaning ascribed in the section “Repayment”.

Bridgeline Capital Partners S.A.
Registered office at 2, place de Strasbourg, 2562 Luxembourg	Page | 3

Event of Default has the meaning ascribed in the section “Events of Default”.

Issuance has the meaning ascribed in the recitals.

Loan means the loan made available under this Agreement.

Loan Disbursement Date has the meaning ascribed in section “Disbursement”.

Management Company has the meaning ascribed in the recitals.

Maturity Date has the meaning ascribed in section “Repayment”.

Notes means the credit linked notes issued by the Issuer in the context of the Programme, to grant the Loan.

Party means a party to this Agreement.

Pledged Shares has the meaning ascribed in section “Loan Security”.

Unpaid Sum means any sum due and payable but unpaid by the Borrower under this Agreement.

Loan

Subject to the terms and conditions of this Agreement, the Issuer makes available to the Borrower a loan in the aggregate amount of up to USD 5’000’000 (five million US dollars), (the “Loan”).

Purpose

3	General Description of Borrower’s Business

The Borrower is a real estate developer formed in 2021. It focused primarily on the direct acquisition and indirect investment in properties across the United States that are intended for future development into green single-family or multifamily housing projects.

The Company wholly owns Resource Group US Holdings LLC, (“Resource”) an environmental and logistics subsidiary operating a permitted 80+ acre organics processing facility in Florida. Resource processes source-separated green waste and is expanding into the production of sustainable, high-margin potting media and soil substrates through advanced milling technology. Its operations also include a logistics platform that provides transportation services across biomass, solid waste, and recyclable materials, supporting both in-house and third-party infrastructure needs.

The Borrower is listed on the Nasdaq stock exchange since 2023 under the ticker SGD, and following the acquisition of Resource will be renamed Renew Earth Corporation and ticker changed to RENX.

4	Specific Use of Loan

The Parties agree that the Loan shall be used by the Borrower to finance its real estate projects.

The Issuer and its associated parties shall have no responsibility with respect to the use of the Loan by the Borrower.

Bridgeline Capital Partners S.A.
Registered office at 2, place de Strasbourg, 2562 Luxembourg	Page | 4

Conditions Precedent

The Issuer will only be obliged to make the Loan available to the Borrower if on the Loan Disbursement Date (as defined below):

I.	no Default is continuing or would result from the proposed Loan,

II.	the representations set out in clause 0 are correct,

III.	the Issuer has received all the documents and other evidence listed in Annex 1 (Conditions precedent) in form and substance satisfactory to it and

IV.	the Note is successfully issued and placed with investors.

Disbursement

a)	The Issuer shall disburse the net Loan (i.e. net of any fees due and payable by the Borrower under the Note Fee Schedule by payment upon satisfaction of the conditions precedent in accordance with clause 0 (the Loan Disbursement Date), to the following bank account:

●	Beneficiary / Account Holder:	Safe and Green Development Corporation

●	Name & Address of Bank:	City National Bank of Florida, 25 W Flagler Street, Miami FL 33130

●	SWIFT:	CNBFUS3M

●	IBAN:	30000509383

●	Currency:	USD

●	Further Payment Details / Reference:	N/A

b)	If on the Loan Disbursement Date, the Issuer has not received funds under the Notes in the net amount (i.e. net of any fees due and payable by the Borrower under the Note Fee Schedule) equal to the Loan, the Issuer shall disburse the Loan in accordance with paragraph (a) above as soon as reasonable practicable upon receipt of the respective funds under the Notes or as otherwise agreed between the Parties.

Repayment

5	Repayment on the Maturity Date

a)	The Borrower shall repay the Loan as well as any other Unpaid Sum without further notice on 10th May 2027 (the Maturity Date).

b)	If the Maturity Date does not fall on a Business Day, the payment shall be made on the preceding Business Day.

c)	All payments under this Agreement shall first be applied towards payment of any reasonable and necessary enforcement costs incurred by the Issuer, then towards payment of accrued interest and finally towards payment of the Loan.

Bridgeline Capital Partners S.A.
Registered office at 2, place de Strasbourg, 2562 Luxembourg	Page | 5

No set-off by Borrower

6	All payments to be made by the Borrower under this Agreement shall be made without set-off and the Borrower may not set-off any obligation due from the Issuer against an obligation owed by the Borrower.

Interest

7	Calculation of Interest

a)	Interest shall be payable on any outstanding notes at a fixed rate of 14% per annum from the date on which the notes are issued, payable on a quarterly basis in arrears.

b)	Interest shall be calculated on a 30/360-basis.

8	Payment of Interest

a)	The Borrower shall pay accrued interest on the outstanding Loan without notice on a quarterly basis. If the due date for such an interest payment does not fall on a Business Day, the payment shall be made on the preceding Business Day.

Interest Payment Date(s)
09.02.2026
09.05.2026
09.08.2026
09.11.2026
09.02.2027
10.05.2027

b)	Upon the occurrence of an Event of Default, the Borrower undertakes to pay interest on the outstanding Loan and any Unpaid Sum at the interest rate pursuant to clause 8. (a), plus 200 basis points p.a. calculated in accordance with clause 8. (b).

Loan Security

9	Collateral

The Parties agree that the Loan and the interest shall be secured by a collateral See Attached Exhibit for Collateral Schedule ( the “Collateral”).

The Borrower guarantees that the Collateral is free of any encumbrance, liens or claims.

Therefore, the Parties Agree that the Collateral granted to the Issuer shall be a first rank mortgage.

Bridgeline Capital Partners S.A.
Registered office at 2, place de Strasbourg, 2562 Luxembourg	Page | 6

The Parties agree that the Issuer shall receive the Collateral, in case of Event of Default, to reimburse the Loan and its interests.

For avoidance of any doubt, the documentation relating to the Collateral shall be communicated to the Issuer upon request of the latter.

Taxes

Payments by the Borrower shall be made without any deduction of any taxes, penalties, duties, or governmental charges of any kind, present or future (the Taxes), except to the extent that the Borrower is required by law to withhold or deduct any Taxes.

If the Borrower is required by law to deduct any Taxes from any amounts payable or paid by the Borrower pursuant to or under this Agreement, the Borrower shall pay such additional amounts as may be necessary to ensure that the Issuer receives a net amount equal to the full amount which it would have received, had payment not be made subject to the Taxes.

Representations (Clause 0)

The Borrower makes the representations and warranties set out in this clause 0 to the Issuer at the times specified.

10	Status

a)	It is a Delaware Company with EIN identity code no 87-1375590 duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

b)	It has the power to own its assets and carry on its business as it is being conducted.

11	Power and Authority

It has the power to enter into, perform, and deliver, and has taken all necessary action to authorize its entry into and performance of, this Agreement and the transactions contemplated by this Agreement.

12	Binding Obligations

a)	The obligations expressed to be assumed by it under this Agreement are legal, valid, binding, and enforceable obligations.

b)	Without limiting the generality of the foregoing, the Security Agreement creates the security interests which it purports to create, and this security interest is valid and effective.

13	Non-conflict with other Obligations

The entry into, and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict with:

a)	any law or regulation applicable to it;

b)	its constitutional documents; or

c)	any agreement or financial instrument binding upon it or its assets.

Bridgeline Capital Partners S.A.
Registered office at 2, place de Strasbourg, 2562 Luxembourg	Page | 7

14	Choice of law

The choice of Luxembourg law as the governing law of this Agreement will be recognized and enforced in its jurisdiction of incorporation.

Any judgment obtained in Luxembourg in relation to this Agreement will be recognized and enforced in its jurisdiction of incorporation.

15	Insolvency

No corporate action, legal proceeding or other procedure or step described in clause 30 (Insolvency Proceedings) has been taken or threatened in relation to it; and none of the circumstances described in clause 29 (Insolvency) applies to it.

16	No misleading Information

Any information provided by it (including, for the avoidance of doubt, information transmitted by e-mail or similar means) to the Issuer was true, accurate and not misleading in all relevant aspects as at the date it was provided or as at the date (if any) at which it is stated.

17	Times when Representations made.

All the representations and warranties in Clause 0 are made by the Borrower on the date of this Agreement and the date of disbursement in accordance with clause Disbursement, and on any interest payment date.

Information Undertakings

The undertakings in this clause remain in force from the date of this Agreement for so long as any amount is outstanding under the Agreement.

18	Financial and other Information

The Borrower shall supply to the Issuer if requested on a timely basis, but in any case, no later than six months after the end of each financial year, annual financial statements of the Borrower (statutory), prepared in accordance with the applicable accounting standards.

19	Information on Default

The Borrower shall notify the Issuer of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

General Undertakings

The undertakings in this Clause 0 remain in force from the date of this Agreement for so long as any amount is outstanding under this Agreement.

Bridgeline Capital Partners S.A.
Registered office at 2, place de Strasbourg, 2562 Luxembourg	Page | 8

20	Negative Pledge

The Borrower shall not grant, create or permit to subsist any security interest, including personal securities such as any surety and guarantee, over any of its present or future assets or revenues, except for any security interests (a) arising by law (but, in any case, not as a result of any default or omission) or resulting from a bank’s general business terms and conditions, (b) granted in favor of the Issuer or (c) granted in the ordinary course of business.

21	Change of Business

The Borrower shall procure that no substantial change is made to the general nature of its business from that carried on at the date of this Agreement.

Events of Default

Each of the events or circumstances set out in this clause is an Event of Default.

22	Non-payment

The Borrower does not pay on the due date any amount payable pursuant to this Agreement unless its failure to pay is caused by administrative or technical reasons and payment is made within 5 (five) Business Days of its due date.

23	Other Obligations

a)	The Borrower does not comply with any provision of this Agreement and especially the section “Loan Security” and that referred to in Clause 24 (Non-payment).

b)	No Event of Default under the foregoing paragraph will occur if failure to comply is capable of remedy and is remedied within 5 (five) Business Days of the earlier of (i) of the Issuer giving notice to the Borrower and (ii) the Borrower becoming aware of the failure to comply.

24	Misrepresentation

Any representation made or deemed to be made by the Borrower in this Agreement is or proves to have been incorrect when made or deemed to be made.

25	Cessation of Business

The Borrower suspends or ceases to carry on (or threatens or takes any action to suspend or cease to carry on) all or a material part of its business.

26	Security

An event or series of events has occurred which, taking into account all the circumstances and in the reasonable opinion of the Issuer, has or is likely to have a material adverse effect on the validity, enforceability, effectiveness or ranking of the securities to be granted under the section Loan Security.

Bridgeline Capital Partners S.A.
Registered office at 2, place de Strasbourg, 2562 Luxembourg	Page | 9

27	Insolvency

a)	The Borrower becomes bankrupt or insolvent or is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts, applies for insolvency proceedings, winding-up, its assets are expropriated, security is realized or similar proceedings take place, or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness or any such action is threatened.

b)	The Borrower is over-indebted, in each case within the meaning of article 725 CO (or analogous provisions under foreign law).

c)	A moratorium is declared in respect of any indebtedness of the Borrower.

28	Insolvency Proceedings

a)	Any corporate action, legal proceeding or other procedure or step (including the opening insolvency proceedings and filings for debt or protection) is taken in relation to:

(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower or any such action is threatened;

(ii)	a composition, assignment or arrangement with any creditor of the Borrower;

(iii)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Borrower or any of its assets;

(iv)	enforcement of any security over any assets of the Borrower;

(v)	or any analogous procedure or step is taken in any jurisdiction.

b)	Paragraph (a) shall not apply to any debt enforcement proceeding which is frivolous or vexatious and which is discharged, stayed or dismissed within the applicable time frame under applicable law, but in any event within 20 (twenty) days.

29	Cross Default

Any financial indebtedness of the Borrower is not paid when due or is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default.

30	Acceleration

On and at any time after the occurrence of an Event of Default, the Issuer may by notice to the Borrower

a)	declare that the Loan and any Unpaid Sum, together with accrued interest, and all other amounts accrued or out- standing under this Agreement be immediately due and payable, at which time they shall become immediately due and payable; and

b)	exercise any or all of its rights, remedies, powers or discretions under this Agreement.

Bridgeline Capital Partners S.A.
Registered office at 2, place de Strasbourg, 2562 Luxembourg	Page | 10

General Provisions

31	Confidentiality

a)	The Parties undertake for themselves, their employees, contractors, agents and consultants to (i) maintain strict confidentiality with respect to the provisions contained in this Agreement and all information, data and documentation that is not publicly known and that is disclosed or made available under or in relation to this Agreement (Confidential Information) of the other Party, (ii) not make Confidential Information available to third parties in whole or in parts or permit third parties to access Confidential Information, unless and to the extent that this Agreement expressly permits so or this is required by a legal obligation or requested by a competent court, tribunal or authority, and (iii) not use Confidential Information for any other purpose than the fulfilment of this Agreement.

b)	The Issuer may disclose Confidential Information to investors and potential investors in, and agents and others acting in connection with, the Notes and use Confidential Information in connection with the issuance of the Notes.

32	Payment mechanics

a)	On each date on which the Borrower is required to make a payment under this Agreement it shall make the same available to the Issuer (unless a contrary indication appears in this Agreement) for value on the due date.

b)	Any payment by the Borrower to the Issuer shall be made to the following bank account:

●	Beneficiary / Account Holder: Bridgeline Capital Ventures

●	Beneficiary Account number: 2568032.2032

●	Beneficiary Account IBAN: LI86 0880 6025 6803 2203 2

●	Currency: USD

●	Further Payment Details / Reference: BCV Renew Earth May 2027 USD

●	Custodian Bank: Kaiser Partner Privatbank AG, Herrengasse 23, 9490 Vaduz, Liechtenstein

●	SWIFT: SERBLI22XXX

●	Intermediary Institution: Northern Trust International Banking

●	SWIFT: CNORUS33XXX

●	ABA: 026001122

Bridgeline Capital Partners S.A.
Registered office at 2, place de Strasbourg, 2562 Luxembourg	Page | 11

33	Notices

Unless otherwise specified in this Agreement, all notices, or other communications to be given under or in connection with this Agreement shall be in writing and delivered by hand or sent by registered, certified or express mail (return receipt requested), courier or email:

-	if to the Issuer Address:

Bridgeline Capital Ventures, BCV Renew Earth Series 1125

2, Place de Strasbourg

2562 Luxembourg

Email:	info@bridgeline.ch

Attention:	The Directors

-	with a copy to: Bridgeline Capital Partners S.A.

Address:	2, Place de Strasbourg, 2562 Luxembourg

Email:	info@bridgeline.com

Attention:	George Pal / Hervé Croset

-	if to Borrower:

Address:	Safe & Green Development Corp 990 Biscayne Blvd, Suite 501, Office 12, Miami, FL 33132

Attention:	Nicolai Brune

Email:	nbrune@safeandgreenholdings.co

Notices delivered by hand shall be deemed delivered when actually delivered. Notices given by courier shall be deemed delivered on the date delivery is promised by the courier. Notices given by electronic transmission shall be deemed given on the date of receipt (if a business day), otherwise, the first business day following.

34	First Point of Contact

In case of any issues with complying with any of its payment obligations, the Borrower shall contact one of the following persons:

Rainer Nachbauer or Elodie Hasler

Kaiser Partners Privatebank AG

wertschriften@kaiserpartner.com,

rainer.nachbauer@kaiserpartner.com

elodie.hasler@kaiserpartner.com

Phone: +423 237 8407 or +423 237 8308

35	Amendment and Waiver

This Agreement (including this clause 36) may only be modified or amended by a document signed by all Parties. Any provision contained in this Agreement may only be waived by a document signed by the Party waiving such provision.

Bridgeline Capital Partners S.A.
Registered office at 2, place de Strasbourg, 2562 Luxembourg	Page | 12

36	Severability

Should any part or provision of this Agreement be, be held, or become illegal, invalid or unenforceable in any respect by any competent arbitral tribunal, court, governmental or administrative authority having jurisdiction, the legality, validity or enforceability of, the remaining provisions of this Agreement shall nonetheless remain valid and shall not in any way be affected or impaired. In such case, the Parties shall replace the illegal, invalid or unenforceable provision with such valid and enforceable provision which best reflects the commercial and legal purpose of the replaced provision and shall execute all agreements and documents required in this connection.

37	No Assignment

The Borrower shall not assign or transfer this Agreement or any rights or obligations hereunder, including, but not limited to, by way of a business transfer or demerger, to any third party without the prior written consent of the Issuer.

The Issuer may assign and transfer this Agreement or any rights and obligations hereunder to any third party at any time.

Applicable Law and Place of Jurisdiction

38	Governing Law

This Agreement shall be governed by and construed in accordance with the substantive laws of the Grand Duchy of Luxembourg.

39	Jurisdiction

The exclusive place of jurisdiction for any dispute, claim or controversy arising under, out of or in connection with or related to this Agreement (or subsequent amendments thereof), including, without limitation, disputes, claims or controversies regarding its existence, validity, interpretation, performance, breach, or termination, shall be the city of Luxembourg, Grand Duchy of Luxembourg.

The Commercial Court of Luxembourg, Grand Duchy of Luxembourg shall have exclusive subject matter jurisdiction.

The Issuer shall have the right to institute legal proceedings against the Borrower before any other competent court or authority, in which case Luxembourg law shall nevertheless be applicable.

[Signatures on next page]

Bridgeline Capital Partners S.A.
Registered office at 2, place de Strasbourg, 2562 Luxembourg	Page | 13

Executed as of the date written on the cover page to this Agreement.

Bridgeline Capital Ventures on behalf of its Compartment BCV Renew Earth Series 1125 Notes

Represented by Bridgeline Capital Partners int its capacity of Management Company

Name:	George Pal	Name:	Hervé Croset
Function:	Director	Function:	Director

Safe & Green Development Corp

Name:	Nicolai Brune	Name:
Function:	Chief Financial Officer	Function:

Bridgeline Capital Partners S.A.
Registered office at 2, place de Strasbourg, 2562 Luxembourg	Page | 14

Annex 1 – Conditions Precedent

The Borrower must deliver the following documents and other evidence (where applicable) in form and substance satisfactory to the Issuer.

a)	A copy of an excerpt from the commercial register.

b)	A copy of the articles of incorporation or the articles of association.

c)	Evidence of directors including their signatories (if not contained already in the commercial register).

d)	Passport copies of all directors and Unique Beneficial Owners (UBO) that hold more than 25% of share capital.

e)	Shareholder registry including the percentage ownerships.

f)	In case the of a majority shareholder being a legal entity or the borrower being part of a group structure, a copy of the ownership structure chart up to the UBO(s).

g)	A copy of the latest audited financial statements, if applicable.

h)	The Note Fee Schedule duly executed by the Borrower.

The Issuer may, in consultation with the Paying Agent and Calculation Agent for the Note, request further corporate and commercial documents where required in the sole discretion of the parties.

Should the Borrower assign, on-lend, securitize or otherwise disburse the Loan in part or in whole to any one or more Assignees, the Borrower must provide, in relation to each Assignee, the same set of documents and such other evidence (where applicable) as shall be requested for the Borrower, together with the applicable assignment agreement and such other documents as the Issuer or such aforementioned parties may additionally request.

Bridgeline Capital Partners S.A.
Registered office at 2, place de Strasbourg, 2562 Luxembourg	Page | 15

Annex 2: COLLATERAL

The alternative collateral includes

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Bridgeline Capital Partners S.A.
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